UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 2, 2017

ENERTOPIA CORP
(Exact name of registrant as specified in its charter)

Nevada	000-51866	20-1970188
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

156 Valleyview Road, Kelowna, BC Canada	V1X 3M4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (250) 765-6412

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[   ]

Item 1.01	Entry into a Material Definitive Agreement

On November 2, 2017, Enertopia Corp. (the "Company") announced it has engaged FronTier Merchant Capital Group to provide investor relations (IR) and marketing services. FronTier is an investor relations group with a home office in Toronto, Canada. FronTier will assist the company by increasing market awareness for the company using a number of financial market communications initiatives, including facilitating in-person introductions for the company with institutional and retail brokers in Toronto and other financial capitals, and through media distribution on national television, radio and multiple on-line channels.

Under the terms of the engagement, FronTier has been retained for a 12-month period at $87,000 (plus applicable sales tax) per annum plus direct expenses. The Company will also grant 300,000 stock options to FronTier and 500,000 stock options to a director of the Company at an exercise price of 5 cents USD expiring 5 years from the date of grant.

Item 3.02	Unregistered Sales of Equity Securities

On November 1, 2017, the Company announced it has closed the first tranche of CAD $130,000 for its Private Placement announced on October 26, 2017. Enertopia will be issuing 2,600,000 common shares at CAD$0.05 and 2,600,000 whole warrants that expire on November 1, 2019, with an exercise price of USD $0.06 during the 24 month period.

All issued shares will be subject to a hold period, for any resale into the United States under Rule 144, of six months and one day. Proceeds of the Private Placement will be used for continued Lithium Brine division development, project development and general working capital. The Private Placement will be subject to normal regulatory approvals.

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.01	Regulation FD Disclosure

A copy of the news release announcing the closing of the first tranche of CAD $130,000 for its Private Placement is filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

A copy of the news release announcing it has engaged FronTier Merchant Capital Group to provide investor relations (IR) and marketing services is filed as exhibit 99.2 to this current report and is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits

99.1	Press Release dated November 1, 2017

99.2	Press Release dated November 2, 2017

10.1	Consulting Agreement with Frontier Merchant Capital Group dated October 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERTOPIA CORP.

/s/ Robert McAllister
Robert G. McAllister
CEO, President and Director

Date:	November 2, 2017